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                                                               Exhibit (a)(1)(E)

                       Instructions With Respect To The
                          Offer To Purchase For Cash
                    All Outstanding Shares Of Common Stock

                                      of

                               Lands' End, Inc.

                                      at

                             $62.00 Net Per Share

                                      by

                            Inlet Acquisition Corp.
                         a wholly owned subsidiary of

                            Sears, Roebuck and Co.


              THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
               MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 14,
                      2002, UNLESS THE OFFER IS EXTENDED.



To Our Clients:

   Enclosed for your consideration is the Offer to Purchase, dated May 17, 2002 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Inlet Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Sears, Roebuck and Co., a New York corporation ("Sears"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Lands' End, Inc., a Delaware corporation (the "Company"), at a purchase price of $62.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith.

   We or our nominees are the holder of record of Shares for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

      1. The Offer Price is $62.00 per Share, net to you in cash without interest thereon.

      2. The Offer is being made for all issued and outstanding Shares.

      3. The Offer is being made pursuant to an Acquisition Agreement and Agreement and Plan of Merger, dated as of May 12, 2002 (the "Merger Agreement"), by and among Sears, the Purchaser and the Company. The Merger Agreement provides, among other things, that after the consummation of the Offer, the Purchaser will be merged with and into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement and the Company will continue as the surviving corporation, wholly owned by Sears, and the separate corporate existence of the Purchaser will cease. At the effective time of the Merger, each Share (other than Shares owned by the Company as treasury stock and by Sears, the Purchaser or any other wholly owned subsidiary of Sears, and other Shares that are held by stockholders, if any, who properly exercise dissenters' rights under Delaware Law) will be

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   converted into the same price per share, in cash, without interest, as paid pursuant to the Offer. In connection with the Merger Agreement, Sears and the Purchaser have entered into Tender Agreements (the "Tender Agreements") with certain stockholders (the "Tendering Stockholders") of the Company, who collectively own approximately 55% of the outstanding Shares, and pursuant to which the Tendering Stockholders have agreed, among other things, to tender and not withdraw their Shares in the Offer.

      4. The Board of Directors of the Company (i) unanimously determined that the terms of the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) approved the Merger Agreement and each of the Tender Agreements and approved each of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and the transactions contemplated by the Tender Agreements and (iii) recommends that the Company's stockholders accept the Offer and tender their Shares to the Purchaser pursuant to the Offer.

      5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, June 14, 2002 (the "Expiration Date"), unless the Offer is extended.

      6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in the Letter of Transmittal.

   The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares that, together with any other Shares then owned by Sears or the Purchaser or any of their subsidiaries, represents at least two-thirds of the then issued and outstanding Shares on a fully diluted basis, and (2) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated and any other material consent, approval or authorization required to be obtained prior to the consummation of the Offer or the Merger from any governmental or regulatory authority having been made or obtained. See Section 15 of the Offer to Purchase for additional conditions to the Offer.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser shall make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by Morgan Stanley & Co. Incorporated in its capacity as Dealer Manager for the Offer or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

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                       Instructions With Respect To The
                          Offer To Purchase For Cash
                    All Outstanding Shares Of Common Stock

                                      of

                               Lands' End, Inc.

                                      at

                             $62.00 Net Per Share

                                      by

                            Inlet Acquisition Corp.
                         a wholly owned subsidiary of

                            Sears, Roebuck and Co.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated Friday, May 17, 2002 and the related Letter of Transmittal in connection with the offer by Inlet Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sears, Roebuck and Co., a New York corporation, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Lands' End, Inc., a Delaware corporation, at a purchase price of $62.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

   This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.


 Account No.: __________________________________________________________________
 Number of Shares to Be Tendered: ______________________________________ Shares*

                                    SIGN HERE
 _______________________________________________________________________________

 _______________________________________________________________________________
 Signature(s)

 _______________________________________________________________________________

 _______________________________________________________________________________

 _______________________________________________________________________________

 _______________________________________________________________________________
 Print Name(s) and Address(es)

 _______________________________________________________________________________

 _______________________________________________________________________________

 _______________________________________________________________________________
 Area Code and Telephone Number(s)

 _______________________________________________________________________________
 Taxpayer Identification or Social Security Number(s)

 Dated: __________________________________________________________________, 2002

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


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